Exhibit 5.1

Alan A Frydenlund, KC+ *	Allison R Kuchta+	Daniel W Burnett, KC+		Harvey S Delaney+
James L Carpick+	Christopher P Weafer+	Ronald G Paton+		Paul J Brown+
Patrick J Haberl+	Gregory J Tucker, KC+ *± **±	Gary M Yaffe+		John J Kim+ *± *^
Heather E Maconachie	Terence W Yu+	Harley J Harris+		Jonathan L Williams+
Michael F Robson+	James H McBeath+	Kari F Richardson+		Paul A Brackstone+ *
Geoffrey M Bowman+ *	Scott H Stephens+	Jennifer R Loeb+		Michelle Karby+
Kaitlin Smiley+	Andrew J Stainer + **±	George J Roper+		Kimberley J Santerre +
David W P Moriarty+ *±	Daniel H Coles+ *	Jocelyn M Bellerud+		Katharina R Spotzl+
Jean Feng+	Sameer Kamboj+	Brian Y K Cheng+**		Nikta Shirazian+
Patrick J Weafer+	Laura A Buitendyk	Emma Christian		Lina Yeom
Victoria Chen	Taahaa Patel	Harleen K Randhawa		Brett J Maerz
Lily Y Zhang	Isabella K Stuart	Jennifer L Benton		Thomas W Deneka	Vancouver Centre II
Duncan J Manson, Associate Counsel+			+	Law Corporation	2900-733 Seymour Street
Jeffrey B Lightfoot, Associate Counsel+			*±	Also of the Alberta Bar	PO Box 1
Hon Walter S Owen, OC, QC, LLD (1981)			**±	Also of the Ontario Bar	Vancouver, BC V6B 0S6
John I Bird, QC (2005)			*^	Also of the NWT Bar	Canada
			*	Also of the Yukon Bar
			**	Also of the Washington Bar

March 12, 2024 VIA ELECTRONIC MAIL	Telephone 604 688-0401 Fax 604 688-2827 Website www.owenbird.com

FEMTO Technologies Inc. Dear Sirs/Mesdames:	Tel: (604) 688-0401 E-mail: krichardson@owenbird.com Our File: 37420/0013

Re:	FEMTO Technologies Inc. (the “Company”)

We have acted as counsel to the Company, a company existing under the laws of the Province of British Columbia, Canada, in connection with the registration pursuant to a preliminary registration statement to be filed on March 12, 2025, together with the prospectus contained therein (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for the purpose of qualifying the offering for sale by the Company from time to time during the effective period, including that of any amendments thereto. The Registration Statement pertains to the offer and sale from time to time, on a resale basis, by the selling shareholders identified in the Registration Statement or their permitted transferees, of up to an aggregate of 233,352,911 shares of the Company’s common shares stock, no par value (as known under British Columbia corporate law as Subordinate Voting Shares, herein, the “Common Shares,” or the “Subordinate Voting Shares”), consisting of: (i) 2,065,120 Common Shares (ii) 2,011,616 Common Shares issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”), a maximum of 27,960,512 Common Shares issuable upon exercise of Series A Warrants (the “Series A Warrants”), and (iii) a maximum of 201,315,663 Common Shares issuable upon exercise of Series B Warrants (the “Series B Warrants,” together with the Pre-Funded Warrants and the Series A Warrants, the “Warrants”). The Registration Statement refers to the Common Shares including the Common Shares underlying the Warrants being registered as the “Registered Securities,” each as further described in the Registration Statement.

INTERLAW	MEMBER OF INTERLAW, AN INTERNATIONAL ASSOCIATION OF INDEPENDENT LAW FIRMS IN MAJOR WORLD CENTRES

March 13, 2024 Page 2

Examinations

We have made such investigations and examined originals, facsimiles or copies, certified or otherwise identified to our satisfaction, of such certificates of public officials and of such other certificates, documents and records as we have considered necessary or relevant for the purposes of the opinions expressed below, including but not limited to:

a)	a certificate of good standing issued by the Registrar of Companies for the Province of British Columbia March 12, 2024 (the “Good Standing Certificate”);
b)	a certificate of the Chief Financial Officer of the Company dated February 27, 2025, certifying certain factual matters (the “CFO Certificate”);
c)	a certificate of the Chief Executive Officer and the Secretary of the Company dated February 27, 2025, certifying certain factual matters (the “Secretary’s Certificate”);
d)	an officer’s certificate of the Chief Financial Officer of the Company dated February 27, 2025, certifying certain factual matters (“Officer’s Certificate”);
e)	the notice of articles and bylaws of the Company and certain documents filed with the Registrar of British Columbia (the “Corporate Documents”);
f)	certain resolutions of the Company’s directors;
g)	the Registration Statement;
h)	a Securities Purchase Agreement, dated February 26, 2025, among the Company and purchasers (the “SP Agreement”); and,
i)	a Registration Rights Agreement, dated February 26, 2025, among the Company and purchasers (the “RRA.”)

Assumptions

In rendering the opinions expressed herein we have assumed:

(a)	the identity and capacity of all individuals acting or purporting to act as public officials;

(b)	that no purchasers of Common Shares are Canadian and that no trade of Common Shares will occur on an exchange in Canada or to a resident of Canada for a period of four months and one day from the date first written above;

(c)	that each party to any agreement or instrument referred to herein, excluding the Company, has all requisite power and authority to execute and deliver such agreement or instrument and to do all acts and things as required or contemplated to be done thereby, has duly authorized the execution and delivery of such agreement or instrument and the observance and performance of its obligations thereunder and has duly executed such agreement or instrument and has duly delivered the same to each of the other parties thereto, and that such agreements constitute legal, valid and binding agreements enforceable against such parties in accordance with their terms;

March 13, 2024 Page 3

(d)	the accuracy and completeness of all information provided to us by offices of public record;

(e)	the legal capacity of all individuals who are signatories to all documents, the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed or photostatic copies;

(f)	that the parties to the, the SP Agreement and the RRA, excluding the Company, were at the time of execution and delivery thereof, validly created or incorporated, in existence and in good standing, and that the agreements constitute legal, valid and binding agreements enforceable against such parties in accordance with their terms;

(g)	the Registration Statement constitutes full, true and plain disclosure of all material facts and does not contain a misrepresentation in connection therewith;

(h)	at or prior to the time of the delivery of any Common Shares, the Registration Statement will have been declared effective under the Securities Act, that the Common Shares will have been registered under the Securities Act pursuant to the Registration Statement and that such Registration Statement will not have been modified or rescinded, and that there will not have occurred any change in law affecting the validity of the issuance of the Common Shares;

Qualifications

With respect to the accuracy of factual matters material to this opinion, we have relied upon the Company’s documents, without independent investigation of the matters provided for therein for the purpose of providing our opinion.

The opinions expressed below are given as of the date of this letter and are not prospective. We disclaim any obligation to advise the addressee or any other person of any change in law or any fact that may come or be brought to our attention after the date of this letter.

To the extent the Officer’s Certificates and any other certificate or document referenced herein, is based on any assumption, given in reliance on any other certificate or document, understanding or other criteria or is made subject to any limitation, qualification or exception, our opinions are also based on such assumption, given in reliance on such other certificate, document, understanding or other criteria and are made subject to such limitation, qualification or exception.

We have also assumed without independent verification that there are no agreements, arrangements, undertakings, obligations or understandings in respect of the Common Shares or their issue, other than as specified in the Registration Statement and Corporate Documents.

Notwithstanding the foregoing and our opinions below, we express no opinion with respect to the compliance or non-compliance with applicable privacy laws in connection with the transactions contemplated by the Registration Statement.

March 13, 2024 Page 4

Reliances

We are solicitors qualified to practice law in the Province of British Columbia. We express no opinion as to the laws of any jurisdiction, or as to any matters governed by the laws of any jurisdiction, other than the laws applicable in the Province of British Columbia in effect on the date hereof.

We have relied upon the certificates referred to above with respect to the accuracy of the factual matters contained therein.

Opinions

1.	Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that: (i) the issued and outstanding Common Shares to be registered in the Registration Statement are duly and validly issued, fully paid and non-assessable; and, (ii) the Common Shares underlying the Warrants, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

2.	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

The above opinions are rendered solely to the persons to whom they are addressed in connection with the above transaction, and may not be used, circulated, quoted from or otherwise referred to for any other purpose and may not be relied upon by any other person without our express prior written consent.

Yours truly,
Owen Bird Law Corporation

Owen Bird Law Corporation